                                                                   EXHIBIT 10.58

Execution copy
--------------



            SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT



                             ELAN CORPORATION, PLC


                        ELAN PHARMA INTERNATIONAL LTD.


                       ELAN INTERNATIONAL SERVICES, LTD.


                                      AND


                      INCARA PHARMACEUTICALS CORPORATION



                                      AND


                           INCARA DEVELOPMENT, LTD.



Portions of this exhibit marked [*] have been omitted pursuant to a request for confidential treatment.

                                     INDEX
                                     -----

CLAUSE 1      DEFINITIONS

CLAUSE 2      BUSINESS

CLAUSE 3      REPRESENTATIONS AND WARRANTIES

CLAUSE 4      AUTHORIZATION AND CLOSING

CLAUSE 5      DIRECTORS; MANAGEMENT AND R&D COMMITTEES

CLAUSE 6      THE BUSINESS PLAN AND REVIEWS

CLAUSE 7      RESEARCH AND DEVELOPMENT

CLAUSE 8      COMMERCIALIZATION

CLAUSE 9      OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS[*]

CLAUSE 10     INTELLECTUAL PROPERTY RIGHTS

CLAUSE 11     CROSS LICENSING

CLAUSE 12     REGULATORY MATTERS/CLINICAL TRIALS

CLAUSE 13     MANUFACTURING

CLAUSE 14     TECHNICAL SERVICES AND ASSISTANCE

CLAUSE 15     AUDITORS, BANKERS,
              ACCOUNTING REFERENCE DATE; SECRETARY

CLAUSE 16     TRANSFER OF SHARES; RIGHTS OF FIRST OFFER; TAG ALONG RIGHTS

CLAUSE 17     MATTERS REQUIRING SHAREHOLDERS' APPROVAL

CLAUSE 18     DISPUTES


[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

CLAUSE 19     TERMINATION

CLAUSE 20     SHARE RIGHTS

CLAUSE 21     CONFIDENTIALITY

CLAUSE 22     COSTS

CLAUSE 23     GENERAL

THIS SUBSCRIPTION, JOINT DEVELOPMENT AND OPERATING AGREEMENT made this 19 day of January 2001

BETWEEN:

(1) ELAN CORPORATION, PLC., a public limited company incorporated under the laws of Ireland, and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland;

(2) ELAN PHARMA INTERNATIONAL LTD., a limited liability company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland;

(3) ELAN INTERNATIONAL SERVICES, LTD., a Bermuda exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

(4) INCARA PHARMACEUTICALS CORPORATION (FORMERLY INTERCARDIA, INC.), a corporation duly incorporated and validly existing under the laws of Delaware and having its principal place of business at 3200 East Highway 54, Cape Fear Building, Suite 300, Research Triangle Park, North Carolina 27709, United States of America; and

(5) INCARA DEVELOPMENT, LTD., a Bermuda exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("Newco").

RECITALS:

A. Newco desires to issue and sell to Incara, and Incara desires to purchase from Newco, for aggregate consideration of $7,500,000, 6000 Newco's common Shares, par value $1.00 per share (the "Common Shares").

     Additionally, Newco desires to issue and sell to the Shareholders (as defined below), and the Shareholders desire to purchase from Newco, for aggregate consideration of $7,500,000 apportioned between them as set forth herein, 6000 Newco's preference Shares, par value $1.00 per share (the "Preference Shares"), allocated 3612 Shares to Incara for aggregate consideration of $4,515,000 and 2388 Shares to EIS for aggregate consideration of $2,985,000.

B. As of the Closing Date, Elan Corp. and EPIL have entered into the Elan License Agreement, and Incara has entered into the Incara License Agreement, in connection with the license to Newco of the Elan Intellectual Property and the Incara Intellectual Property, respectively (each as defined below).

C. Elan and Incara have agreed to co-operate in the research, development and commercialization of the Products (as defined below) based on their respective technologies.

D. Elan and Incara have agreed to enter into this Agreement for the purpose of recording the terms and conditions regulating their relationship with each other, with respect to the Licensed Technologies and with Newco.


NOW IT IS HEREBY AGREED AS FOLLOWS:

                                   CLAUSE 1

                                  DEFINITIONS

1.1 In this Agreement, the following terms shall, where not inconsistent with the context, have the following meanings respectively.

     "Affiliate" shall mean any corporation or entity controlling, controlled or under the common control of Elan or Incara or any third party, as the case may be, excluding, in the case of Elan, an Elan JV. For the purpose of this definition, (i)"control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors and (ii) Newco shall not be an Affiliate of Elan or EIS or Incara.

     "Agreement" shall mean this agreement (which expression shall be deemed to include the Recitals and the Schedules hereto).

     "Board" shall mean the board of directors of Newco.

     "Business" shall mean the business specified in the Business Plan.

     "Business Plan" shall mean the business plan and program of development to be agreed by Elan and Incara pursuant to Clause 6, with respect to the research, development, and commercialization of the Products, that shall contain, among other things, to the extent practicable, the research and development objectives, desired Product specifications, clinical indications, clinical trial designs, development timelines, budgeted costs and the relative responsibilities of Incara and Elan as it relates to the implementation of the R&D Plan.

     "Closing Date" shall mean the date upon which the Definitive Documents are executed and delivered by the Parties and the transactions effected thereby are closed.

     "Common Shares Equivalents" shall mean any options, warrants, rights or any other securities convertible, exercisable or exchangeable, in whole or in part, for or into Common Shares.

     "Certificate of Designations" shall mean that certain certificate of designations, preferences and rights of Series B Preferred Shares and Series C Preferred Shares of Incara issued on the Closing Date.

     "Compound" shall mean the compound identified by Incara as OP2000, an ultra low molecular weight heparin, the structure of which is described in
     Schedule 1, and in the Incara Patents.

     "Convertible Note" shall mean that certain convertible promissory note, of even date herewith, effective 21 December 2000, by and between Incara and EPIL.

     "Definitive Documents" shall mean this Agreement, the Elan License Agreement, the Incara License Agreement, the Convertible Note, the Incara Securities Purchase Agreement, the Registration Rights Agreements, the Certificate of Designations and associated documentation of even date herewith, by and between Incara, Elan, EPIL, EIS and Newco, as applicable.

     "Development Funding" shall have the meaning set forth in Clause 6.

     "Directors" shall mean, at any time, the directors of Newco.

     "EIS Director" shall have the meaning set forth in Clause 5.

     "Elan" shall mean EPIL and Affiliates and subsidiaries of Elan Corp within the division of Elan Corp carrying on business as Elan Pharmaceutical Technologies. For the avoidance of doubt, "Elan" shall exclude the Excluded Entities.

     "Elan Corp" shall mean Elan Corporation, plc., a public limited company incorporated under the laws of Ireland.

     "Elan Improvements" has the meaning assigned thereto in the Elan License Agreement.

     "Elan Intellectual Property" has the meaning assigned thereto in the Elan License Agreement.

     "Elan JV" shall mean an entity that Elan and a third party (i) establish or have established, (ii) take shareholdings in or have a right to take shareholdings in, and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

     "Elan License" has the meaning assigned thereto in the Elan License Agreement.

     "Elan License Agreement" shall mean the license agreement between Elan and Newco, of even date herewith, attached hereto in Schedule 2.

     "EIS/Newco Option" shall have the meaning set forth in Clause 8.

     "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature.

     "EPIL" or "Elan Pharma International Limited" shall mean Elan Pharma International Limited, a private limited company incorporated under the laws of Ireland.

     "Exchange Right" has the meaning assigned to such term in the Certificate of Designations in effect on the Closing Date.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Entities" shall mean The Liposome Company, Inc. and its subsidiaries; Axogen Limited; Neuralab Limited; Dura Pharmaceuticals, Inc. and its subsidiaries; and Affiliates (present or future) of Elan Corp within the division of Elan Corp carrying on business as Elan Pharmaceuticals which incorporates, inter alia, EPIL (only to the extent that it is the owner of patents, know-how or other intellectual property or technology invented and/or developed within the division of Elan Corp carrying on business as Elan Pharmaceuticals), Athena Neurosciences, Inc., Elan Pharmaceuticals, Inc. and Elan Europe Limited.

     "FDA" shall mean the United States Food and Drug Administration or any other successor agency in the USA.

     "Field" shall mean the treatment and/or amelioration of any gastro-intestinal disease by the administration of the Product. For the avoidance of doubt, gastro-intestinal disease includes inflammatory bowel disease (including ulcerative colitis and Crohn's Disease).

     "Financial Year" shall mean each year commencing on January 1 (or in the case of the first Financial Year, the Closing Date) and expiring on December 31 of each year.

     "Fully Diluted Common Shares" shall mean all of the issued and outstanding Common Shares, assuming the conversion, exercise or exchange of all outstanding Common Shares Equivalents.

     "Incara" shall mean Incara Pharmaceuticals Corporation (formerly Intercardia, Inc.), a Delaware corporation and its Affiliates.

     "Incara Directors" has the meaning set forth in Clause 5.

     "Incara Improvements" has the meaning assigned thereto in the Incara License Agreement.

     "Incara Intellectual Property" has the meaning assigned thereto in the Incara License Agreement.

     "Incara License" has the meaning assigned thereto in the Incara License Agreement.

     "Incara License Agreement" shall mean the license agreement between Incara and Newco, of even date herewith, attached hereto in Schedule 3.

     "Incara Patents" has the meaning assigned thereto in the Incara License Agreement.

     "Incara Securities Purchase Agreement" shall mean that certain securities purchase agreement, of even date herewith, by and between Incara and EIS.

     "License Agreements" shall mean the Elan License Agreement and the Incara License Agreement.

     "Licensed Technologies" shall mean, collectively, the Elan Intellectual Property and the Incara Intellectual Property.

     "Newco Intellectual Property" shall mean all rights to patents, know-how and other intellectual property arising out of the conduct of the Project by any person, including any technology acquired by Newco from a third party, that does not constitute Elan Intellectual Property or Incara Intellectual Property.

     For the avoidance of doubt, any preclinical and clinical data and/or toxicity, stability and pharmacological data generated pursuant to the Project relating to the Compound shall constitute Newco Intellectual Property.

     For the further avoidance of doubt, any patent application filed by Newco, or by Elan or Incara on behalf of Newco, and any patent issued pursuant thereto, covering a Product shall constitute Newco Intellectual Property.

     "Newco Bye-Laws" shall mean the Memorandum of Association and Bye-Laws of Newco.

     "Opocrin" shall mean Opocrin S.p.A., a corporation organized under the laws of Italy.

     "Opocrin Agreement" shall mean the License, Development, Marketing and Clinical Trials Supply Agreement dated 20 July 1998 between Opocrin and Incara (as amended by amendment agreement dated 15 September 2000).

     "Participant" shall mean Incara or Elan, as the case may be, and "Participants" shall mean both of the Participants together.

     "Party" shall mean Elan Corp, EPIL, EIS, Incara, or Newco, as the case may be, and "Parties" shall mean all such parties together.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or authority or other entity of whatever nature.

     "Permitted Transferee" shall mean any Affiliate or subsidiary of Elan, EPIL, EIS or Incara, to whom this Agreement may be assigned, in whole or in part, pursuant to the terms hereof or in the case of Elan, EPIL, EIS, a special purpose financing entity created by Elan, EPIL or EIS.

     "Product(s)" shall mean:

     (i) the System containing or packaged with the Compound developed pursuant to the Project; and/or

     (ii) an injectable (including, for the avoidance of doubt, by intramuscular injection, intravenous injection, or subcutaneous injection) formulation of the Compound developed pursuant to the Project.

     For the avoidance of doubt, "Product" shall exclude any oral formulation of heparin or any heparinoid.

     "Project" shall mean all activity as undertaken by or on behalf of Newco in order to develop the Products in accordance with the Business Plan.

     "Registration Rights Agreements" shall mean the Registration Rights Agreements of even date herewith relating to Newco and Incara, respectively.

     "Regulatory Application" shall mean any regulatory application or any other application for marketing approval for a Product, which Newco will file in any country of the Territory, including any supplements or amendments thereto.

     "Regulatory Approval" shall mean the final approval to market a Product in any country of the Territory, and any other approval which is required to launch the Product in the normal course of business.

     "RHA" shall mean any relevant government health authority (or successor agency thereof) in any country of the Territory whose approval is necessary to market a Product in the relevant country of the Territory.

     "R&D Plan" shall mean the program of work, including the budget, agreed by the Management Committee as part of the Business Plan that relates to the formulation, biopharmaceutical and clinical development of the Products and such further research and development work as may be agreed by the Management Committee from time to time.

     "R&D Program(s)" shall mean any research and development program(s) commenced by Newco pursuant to the Project.

     "R&D Term" shall mean the period of [*] starting from 21 December 2000.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall mean the Common Shares and Preference Shares of Newco.

     "Shareholder" shall mean any of EIS, Incara, any Permitted Transferee or any other Person who subsequently becomes bound by this Agreement as a holder of the Shares, and "Shareholders" shall mean all of the Shareholders together.

     "System" has the meaning assigned thereto in the Elan License Agreement.

     "Technological Competitor of Elan" shall mean a person or entity listed in
     Schedule 4 and divisions, subsidiaries and successors thereof or any additional broad-based technological competitor of Elan added to such Schedule from time to time upon mutual agreement of Incara and Elan.

     "Term" shall mean the term of this Agreement.

     "Territory" shall mean all of the countries of the world, except for Japan and Korea.

     "United States Dollar" and "US$" and "$" shall mean the lawful currency of the United States of America.

1.2 In addition, the following definitions have the meanings in the Clauses corresponding thereto, as set forth below.



[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

     Definition                            Clause

     "AAA"                                       19.5
     "Buyout Option"                             19.3
     "Closing"                                   4.3
     "Common Shares"                             Recital
     "Confidential Information"                  21.1
     "Co-sale Notice"                            16.4
     "Expert"                                    18.3
     "Management Committee"                      5.2.1
     "Notice of Exercise"                        16.3
     "Notice of Intention"                       16.3
     "Offered Shares"                            16.3
     "Offer Price"                               16.3
     "Preference Shares"                         Recital
     "Proposing Participant"                     19.3
     "Proposing Participant Price:               19.5
     "Purchase Price"                            19.5
     "R&D Committee"                             5.2.2
     "Recipient Participant"                     19.3
     "Recipient Participant Price"               19.5
     "Remaining Shareholders"                    16.4
     "Relevant Event"                            19.2
     "Selling Shareholder"                       16.3
     "Tag-Along Right"                           16.4
     "Transaction Proposal"                      16.3
     "Transfer"                                  16.1
     "Transferee Terms"                          16.4
     "Transferring Shareholder"                  16.4

1.3  Words importing the singular shall include the plural and vice versa.

1.4 Unless the context otherwise requires, reference to a recital, article, paragraph, provision, clause or schedule is to a recital, article, paragraph, provision, clause or schedule of or to this Agreement.

1.5 Reference to a statute or statutory provision includes a reference to it as from time to time amended, extended or re-enacted.

1.6 The headings in this Agreement are inserted for convenience only and do not affect its construction.

1.7 Unless the context or subject otherwise requires, references to words in one gender include references to the other genders.

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

1.8 Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Definitive Documents, if defined therein.

                                    CLAUSE 2

                                    BUSINESS

2.1 The primary objective of the Agreement is to regulate the business of the development, testing, registration, manufacture, commercialization and licensing of Products in the Territory and to achieve the other objectives set out in this Agreement. The focus of the Business will be the development of the Products using the Elan Intellectual Property, the Incara Intellectual Property and the Newco Intellectual Property to agreed-upon specifications and timelines.

2.2 The central management and control of Newco shall be exercised in Bermuda and shall be vested in the Directors and such Persons as they may delegate the exercise of their powers. The majority of the Board shall be resident in Bermuda. The Shareholders agree to conduct the Business in such a manner as to ensure that Newco is liable to taxation in Bermuda and not in any other jurisdiction. The Participants shall use their best endeavors to ensure the sole residence of Newco in Bermuda, all meetings of the Directors are held in Bermuda or other jurisdictions outside the United States and generally to ensure that Newco is treated as resident for taxation purposes in Bermuda.

2.3 The Management Committee may determine, by unanimous agreement, that any R&D Program commenced as part of the Project in respect of the Compound should be terminated where the Compound or System fails to meet agreed specifications or the R&D Program reveals scientific or technical or intellectual property issues which would have a material adverse effect on the development and commercialization of the Compound or the System in the Field in the Territory.

     In either such event, the Management Committee shall review in good faith the possibility of in-licensing to Newco an alternative System or an alternative compound or alternative compounds from Incara, or of in-licensing or acquiring the rights from one or more third parties to such alternative compound or alternative compounds (in either case, "Alternative Compounds") provided that the number of Alternative Compounds selected under this Clause 2.3 shall not exceed two.

     If the Parties should agree to in-license to Newco an alternative System or an Alternative Compound from Incara, Elan or from a third party, the Parties shall discuss in good faith whether any amendments are required to the Definitive Documents as a result of such approval, such as amending the provisions regulating non-competition.

2.4 In the event that the Management Committee, by unanimous agreement, terminates any R&D Program in respect of any Compound ("Abandoned Compound") pursuant to Clause 2.3:

     2.4.1 as provided in the Elan License Agreement, Newco and Incara shall confirm to Elan in writing that the Elan License has terminated insofar as it previously related to the Abandoned Compound;

     2.4.2 as provided in the Incara License Agreement, Newco and Elan shall confirm to Incara in writing that the Incara License has terminated insofar as it previously related to the Abandoned Compound; and

     2.4.3 as provided in the License Agreements, Elan and Incara will cease to be bound by the [*] obligations set forth in this Clause 5 of the License Agreements or otherwise set forth in the Definitive Documents in respect of the Abandoned Compound, and the Parties shall discuss in good faith what additional amendments are required to the Definitive Documents.

                                   CLAUSE 3

                        REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of Newco: Newco hereby represents and
     ---------------------------------------
     warrants to each of the Shareholders as follows, as of the Closing Date:

     3.1.1  Organization:  Newco is an exempted company duly organized, validly
            -------------
            existing and in good standing under the laws of Bermuda, and has all the requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted.

     3.1.2  Capitalization:  The authorized capital Shares of Newco consists of
            ---------------
            6000 Common Shares and 6000 Preference Shares. Prior to the Closing Date, no shares of capital stock of Newco have been issued.



     [*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

     3.1.3  Authorization:  The execution, delivery and performance by Newco of
            --------------
            this Agreement, including the issuance of the Shares, have been duly authorized by all requisite corporate actions; this Agreement has been duly executed and delivered by Newco and is the valid and binding obligation of Newco, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy. The Shares, when issued as contemplated hereby, will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or any other similar rights of the Shareholders or others.

     3.1.4  No Conflicts:  The execution, delivery and performance by Newco of
            ------------
            this Agreement, the issuance, sale and delivery of the Shares, and compliance with the provisions hereof by Newco, will not:

            (i) violate any provision of applicable law, statute, rule or regulation applicable to Newco or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to Newco or any of its properties or assets;

            (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the Newco Bye-Laws or any material contract to which Newco is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on Newco; or

            (iii) result in the creation of, any Encumbrance upon any of the properties or assets of Newco.

     3.1.5  Approvals:  No permit, authorization, consent or approval of or by,
            ---------
            or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by Newco. Newco has full authority to conduct its business as contemplated in the Business Plan and the Definitive Documents.

     3.1.6  Disclosure:  This Agreement does not contain any untrue statement of
            ----------
            a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. Newco is not aware of any material contingency, event or circumstance relating to its business or prospects, which could have a material adverse effect thereon, in order for the disclosure herein relating to Newco not to be misleading in any material respect.

     3.1.7  No Business; No Liabilities:  Newco has not conducted any business
            ----------------------------
            or incurred any liabilities or obligations prior to the Closing Date, except solely in connection with its organization and formation.

3.2  Representations and Warranties of the Shareholders:  Each of the
     ---------------------------------------------------
     Shareholders hereby severally but not jointly represents and warrants to Newco as follows, as of the Closing Date:

     3.2.1  Organization:  Such Shareholder is a corporation duly organized and
            ------------
            validly existing under the laws of its jurisdiction of organization and has all the requisite corporate power and authority to own and lease its respective properties, to carry on its respective business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby.

     3.2.2  Authority:  Such Shareholder has full legal right, power and
            ----------
            authority to enter into this Agreement and to perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement is the valid and binding obligation of such Shareholder, enforceable against it in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder may be limited by United States federal or state securities laws or principles of public policy.

     3.2.3  No Conflicts:  The execution, delivery and performance by such
            ------------
            Shareholder of this Agreement, purchase of the Shares, and compliance with the provisions hereof by such Shareholder will not:

            (i) violate any provision of applicable law, statute, rule or regulation known by and applicable to such Shareholder or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to such Shareholder or any of its properties or assets;

            (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the charter or organizational documents of such Shareholder or any material contract to which such Shareholder is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a material adverse effect on such Shareholder; or

            (iii) result in the creation of, any Encumbrance upon any of the properties or assets of such Shareholder.

     3.2.4  Approvals:  No permit, authorization, consent or approval of or by,
            ----------
            or any notification of or filing with, any Person is required in connection with the execution, delivery or performance of this Agreement by such Shareholder.

     3.2.5  Investment Representations:  Such Shareholder is sophisticated in
            --------------------------
            transactions of this type and capable of evaluating the merits and risks of its investment in Newco. Such Shareholder has not been formed solely for the purpose of making this investment and such Shareholder is acquiring the Common Shares and Preference Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof. Such Shareholder understands that the Shares have not been registered under the Securities Act or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Shareholders' representations as expressed herein. Such Shareholder understands that no public market now exists for any of the Shares and that there is no assurance that a public market will ever exist for such Shares.

                                   CLAUSE 4

                           AUTHORIZATION AND CLOSING

4.1  Newco has authorized the issuance to (i) EIS of 2388 Preference Shares and
     (ii) Incara of 6000 Common Shares and 3612 Preference Shares, issuable as provided in Clause 4.3 hereof.

4.2 Incara and EIS hereby subscribe for the number of Shares set forth in Clause 4.1 and shall pay to Newco in consideration therefore, by wire transfer of immediately available funds (to a bank account established by Newco in connection with Completion) the subscription amounts each as provided in Clause 4.4.1.

4.3 The closing (the "Closing") shall take place at the offices of Brock Silverstein LLC at 800 Third Avenue, New York, New York 10022 on the Closing Date or such other places if any, as the Parties may agree and shall occur contemporaneously with the closing under the Incara Securities Purchase Agreement.

4.4 At the Closing, each of the Shareholders shall take or (to the extent within its powers) cause to be taken the following steps at Directors and shareholder meetings of Newco, or such other meetings, as appropriate:

     4.4.1 Newco shall issue and sell to EIS, and EIS shall purchase from Newco, upon the terms and subject to the conditions set forth herein, 2388 Preference Shares for an aggregate purchase price of $2,985,000;

            Newco shall issue and sell to Incara, and Incara shall purchase from Newco, upon the terms and conditions set forth herein, (i) 6000 Common Shares for an aggregate purchase price of $7,500,000 and (ii) 3612 Preference Shares for an aggregate purchase price of $4,515,000;

     4.4.2 the Parties shall execute and deliver to each other, as applicable, certificates in respect of the Common Shares and Preference Shares described above and any other certificates, resolutions or documents which the Parties shall reasonably require;

     4.4.3. the adoption by Newco of Newco Bye-Laws;

     4.4.4. the appointment of [*] as Directors of Newco;

     4.4.5. the resignation of all directors and the secretary of Newco holding office prior to the execution of this Agreement and delivery of written confirmation under seal by each Person so resigning that he has no claim or right of action against Newco and that Newco is not in any way obligated or indebted to him; and

     4.4.6. the transfer to Newco of the share register.

4.5  Exemption from Registration:
     ----------------------------

     The Shares will be issued under an exemption or exemptions from registration under the Securities Act. Accordingly, the certificates evidencing the Shares shall, upon issuance, contain the following legend:



[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF A STATE OR OTHER JURISDICTION AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF (OTHER THAN TO AN AFFILIATE OF THE ORIGINAL HOLDER OR AS OTHERWISE PERMITTED IN THE AGREEMENT PURSUANT TO WHICH THEY WERE ISSUED) EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, OR (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE SECURITIES ACT (OR ANY SIMILAR RULE UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES) TOGETHER WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

4.6. Newco shall use reasonable efforts to file any documents that require filing with the Registrar of Companies in Bermuda within the prescribed time limits. EIS and Incara shall provide all reasonable co-operation to Newco in relation to the matters set forth in this Clause 4.6.

4.7. In the event that EIS exercises the Exchange Right, Newco and the Participants shall, immediately upon such exercise, take all necessary steps to ensure that EIS obtains full legal right, title and interest in and to the Preference Shares covered thereby.

     The Parties acknowledge that such Shares have been pledged to EIS pursuant to the Incara Securities Purchase Agreement and that EIS' lawyers have physical possession of such Shares. Upon exercise by EIS of the Exchange Right, EIS shall be entitled to take full legal ownership of, and title to, such Shares in accordance with the applicable provisions of the Incara Securities Purchase Agreement. In the event that EIS fails to exercise the Exchange Right, EIS shall cause such Shares to be promptly returned to Incara.

                                   CLAUSE 5

                   DIRECTORS; MANAGEMENT AND R&D COMMITTEES

5.1. Directors:
     ---------

     5.1.1 Prior to the exercise of the Exchange Right, the Board shall be composed of five Directors.

            Incara shall have the right to nominate four directors of Newco, provided that at least two such directors are residents of Bermuda, ("Incara Directors") and EIS shall have the right to nominate one Director of Newco ("EIS Director") which Director, save as further provided herein, shall only be entitled to 15% of the votes of the Board.

            In the event that the Exchange Right is exercised by EIS within [*] years following the Closing Date, the EIS Director shall only be entitled to 15% of the votes of the Board until the expiry of [*] years from the Closing Date.

            In the event that the Exchange Right is exercised by EIS at any time after two years following the Closing Date or upon the expiry of [*] years following the Closing Date where the Exchange Right has been exercised by EIS within [*] years following the Closing Date, each of Incara, and EIS shall cause the Board to be reconfigured so that an equal number of Directors are designated by EIS and Incara and that each of the Directors has equal voting power.

     5.1.2 If EIS removes the EIS Director, or Incara removes any of the Incara Directors, EIS or Incara, as the case may be, shall indemnify the other Shareholder against any claim by such removed Director arising from such removal.

     5.1.3 The Directors shall meet not less than [*] times in each Financial Year and all Board meetings shall be held in Bermuda to ensure the sole residence of Newco in Bermuda.

     5.1.4 At any such meeting, the presence of the EIS Director and at least two of the Incara Directors shall be required to constitute a quorum and, subject to Clause 17 hereof, the affirmative vote of a majority of the Directors present at a meeting at which such a quorum is present shall constitute an action of the Directors. In the event of any meeting being inquorate, the meeting shall be adjourned for a period of seven days. A notice shall be sent to the EIS Director and the Incara Directors specifying the date, time and place where such adjourned meeting is to be held and reconvened.

     5.1.5 On the Closing Date, Incara may appoint one of the Incara Directors to be the chairman of Newco. The chairman of Newco shall hold office until:



[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

            (i) the first meeting of the Board following the exercise by EIS of the Exchange Right, where the Exchange Right has been exercised by EIS after [*] years following the Closing Date; or

            (ii) the first meeting of the Board following the expiry of [*]
                 years following the Closing Date where the Exchange Right has been exercised by EIS within [*] years following the Closing Date

            (in each case the "Chairman Status Board Meeting")

            After the Chairman Status Board Meeting, each of EIS and Incara, beginning with EIS at the Chairman Status Board Meeting, shall have the right, exercisable alternatively, of nominating one Director to be chairman of Newco for a term of one year.

            If the chairman is unable to attend any meeting of the Board held prior to the Chairman Status Board Meeting, the Incara Directors shall be entitled to appoint another Incara Director to act as chairman in his place at the meeting.

            If the chairman of Newco is unable to attend any meeting of the Board held after the Chairman Status Board Meeting, the Directors shall be entitled to appoint another Director to act as chairman of Newco in his place at the meeting.

     5.1.6 In case of an equality of votes at a meeting of the Board, the chairman of Newco shall not be entitled to a second or casting vote. In the event of continued deadlock, the Board shall resolve the deadlock pursuant to the provisions set forth in Clause 18.

  5.2  Management and R&D Committees:
       ------------------------------

     5.2.1 The Board shall appoint a management committee (the "Management Committee") to consist initially of four members, two of whom shall be nominated by Elan and two of whom shall be nominated by Incara, and each of whom shall be entitled to one vote, whether or not present at any Management Committee meeting. Decisions of the Management Committee shall require approval of at least one Elan nominee on the Management Committee and one Incara nominee on the Management Committee.


     [*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

            Each of Elan and Incara shall be entitled to remove any of their nominees to the Management Committee and appoint a replacement therefor. The number of members of the Management Committee may be altered if agreed to by a majority of the directors of Newco; provided that, each of Elan and Incara shall be entitled to appoint an equal number of members to the Management Committee. The Management Committee shall be responsible for, inter alia, devising, implementing and reviewing strategy for the Project.

     5.2.2 The Management Committee shall appoint a research and development committee (the "R&D Committee"), which shall initially be comprised of four members, two of whom shall be nominated by Elan and two of whom shall be nominated by Incara, and each of whom shall have one vote, whether or not present at an R&D Committee meeting. Decisions of the R&D Committee shall require approval of at least one Elan nominee on the R&D Committee and one Incara nominee on the R&D Committee.

            Each of Elan and Incara shall be entitled to remove any of their nominees to the R&D Committee and appoint a replacement therefor. The number of members of the R&D Committee may be altered if agreed to by a majority of the directors of Newco provided that each of Elan and Incara shall be entitled to appoint an equal number of members to the R&D Committee.

     5.2.3  The R&D Committee shall be responsible for, inter alia:-

            (1) designing that portion of the Business Plan that relates to the Project for consideration by the Management Committee;

            (2) establishing a joint Project team consisting of an equal number of team members from Elan and Incara, including one Project leader from each of Elan and Incara; and

            (3) implementing such portion of the Business Plan that relates to the Project, as approved by the Management Committee.

     5.2.4 In the event of any dispute amongst the R&D Committee, the R&D Committee shall refer such dispute to the Management Committee whose decision on the dispute shall be binding on the R&D Committee.

            If the Management Committee cannot resolve any dispute referred to it by the R&D Committee, or any dispute within the Management Committee, after 15 days or such other period as may be agreed by the Management Committee, the dispute will be referred to a designated senior officer of each of Elan and Incara, and thereafter, in the event of continued deadlock, pursuant to the deadlock provisions set forth in Clause 18, involving inter alia, the referral of the dispute to an expert, whose decision, however, will ultimately be non-binding on the Participants.

                                   CLAUSE 6

                         THE BUSINESS PLAN AND REVIEWS

6.1 The Directors shall meet together as soon as reasonably practicable after the Closing Date and shall agree upon and approve the Business Plan for the current Financial Year within 60 days of the Closing Date.

6.2. The Business Plan shall be subject to ongoing review and updating by the Directors and the approval of the EIS Director and the Incara Directors on a quarterly basis.

6.3 It is estimated that Newco will require an US$[*] to commence and continue the development of the Products (the "Development Funding").

     Subject to Clause 6.4, during the R&D Term, EIS and Incara may provide to Newco, by way of contributed surplus or loan, as may be agreed to by both EIS and Incara, up to an aggregate maximum amount of US$[*] in Development Funding, [*], such funding to be provided by EIS and Incara on a pro rata basis based on their respective equity interests, on a fully-diluted basis, at the time of each such funding, in Newco.

6.4 Neither Participant shall be obliged to provide Development Funding [*] to Newco in the absence of quarterly approval of the Business Plan and a determination by each Participant, in its sole discretion, that Development Funding [*] shall be provided for the development of the Products.

6.5  [*]

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
    Separately with the SEC.]

     [*]

                                   CLAUSE 7

                         RESEARCH AND DEVELOPMENT WORK

7.1 It is the expectation of the Parties that [*] shall perform substantially all the research and development work in the Project in accordance with the provisions of this Clause 7.

     Subject to the provisions of Clause 6.3 and Clause 6.4, each of Elan and Incara Elan may, at its respective discretion, provide research and development services to Newco, at the request of Newco and as articulated in the Business Plan in furtherance of the development and commercialization of the Products and cultivation of patent rights and know-how related to the Elan Intellectual Property, Incara Intellectual Property and Newco Intellectual Property.

     It is acknowledged by the Parties that Incara has undertaken research and development work relating to the Compound prior to the Closing Date. For the avoidance of doubt, Incara has agreed to indemnify and continues to indemnify the other parties hereto against any claims, losses or damages arising against any party thereunder prior to the Closing Date.

7.2 The cost of any research and development work undertaken by Elan and/or Incara shall be calculated based on a rate of $[*] per FTE (Full Time Equivalent Employee Rate) per year (an FTE being the equivalent of 1500 hours per year per employee).

     Research and development work that is subcontracted by Elan or Incara to third party providers shall be charged by Elan or Incara to Newco at the amount invoiced by the relevant third party provider.

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
     Separately with the SEC.

7.3 Newco shall pay Incara and Elan for any research and development work carried out by them on behalf of Newco at the end of each month during the R&D Program, subject to the proper vouching of research and development work and expenses. An invoice shall be issued to Newco by Incara or Elan, as applicable, by the 15/th/ day of the month following the month in which work was performed.

7.4 Elan and Incara shall permit Newco or its duly authorized representative on reasonable notice and at any reasonable time during normal business hours to have access to inspect and audit the accounts and records of Elan or Incara and any other book, record, voucher, receipt or invoice relating to the calculation or the cost of the R&D Program and to the accuracy of the reports which accompanied them. Any such inspection of Elan's or Incara's records, as the case may be, shall be at the expense of Newco, except that if such inspection reveals an overpayment in the amount paid to Elan or Incara, as the case may be, for the R&D Program hereunder in any Financial Year of 5% or more of the amount due to Elan or Incara, as the case may be, then the expense of such inspection shall be borne solely by Elan or Incara, as the case may be, instead of by Newco. Any surplus over the sum properly payable by Newco to Elan or Incara, as the case may be, shall be paid promptly by Elan or Incara, as the case may be, to Newco. If such inspection reveals a deficit in the amount of the sum properly payable to Elan or Incara, as the case may be, by Newco, Newco shall pay the deficit to Elan or Incara, as the case may be.

                                   CLAUSE 8

                               COMMERCIALIZATION

8.1 Newco shall diligently pursue the research, development, prosecution and commercialization of the Products as provided in the Business Plan.

8.2 At such time as Newco notifies EIS in writing that Newco in good faith intends to commercialize a Product, EIS shall have a first option to negotiate the terms of any agreement for the commercialization of such Product, which option shall be exercised within 45 days of EIS' receipt of such written notification from Newco (the "EIS/Newco Option"). If EIS elects to enter into such negotiations, the Parties shall negotiate in good faith the terms of the agreement for the commercialization of such Product by EIS.

     If, despite good faith negotiations, EIS and Newco do not reach agreement within 120 days from EIS' exercise of the EIS/Newco Option, then Newco shall be free for a period of [*] months thereafter to enter into negotiations with a third party (other than a Technological Competitor of Elan) to agree upon terms upon which the third party would commercialize the Product in the Territory, provided that such terms when taken as a whole, are not more favorable to the third party than the principal terms of the last written proposal offered by Newco to EIS or by EIS to Newco, as the case may be.

     If Newco has not entered into an agreement with a third party within the [*] month period described above, the EIS/Newco Option shall be deemed to have re-commenced upon the same terms as set forth herein [*].

                                   CLAUSE 9

                 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS[*]

9.1. The Parties acknowledge and agree to be bound by the provisions of Clause 3 of the Elan License Agreement and Clause 3 of the Incara License Agreement which set forth the agreement between the Parties in relation to the ownership of the Elan Intellectual Property, the Incara Intellectual Property and the Newco Intellectual property respectively.

9.2 The Parties acknowledge and agree to be bound by the provisions of Clause 4 of the Elan License Agreement and the provisions of Clause 4 of the Incara License Agreement which set forth the agreement between the parties thereto in relation to the [*] obligations of Elan and Incara, respectively.

                                   CLAUSE 10

                         INTELLECTUAL PROPERTY RIGHTS

10.1 Elan, at [*] expense, may:

     10.1.1 secure the grant of any patent applications within the Elan Intellectual Property in the Field;

     10.1.2 file and prosecute patent applications on patentable inventions and discoveries relating to the same;

     10.1.3  defend all such applications against third party oppositions; and

[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

     10.1.4  maintain in force any issued letters patent relating to the same.

     Elan shall have the right in its discretion to control such filing, prosecution, defense and maintenance, provided that Newco and Incara at their request shall be provided with copies of all documents relating to such filing, prosecution, defense and maintenance in sufficient time to review such documents and comment thereon prior to filing.

10.2 Incara, at [*] expense, may:

     10.2.1 secure the grant of any patent applications within the Incara Intellectual Property in the Field;

     10.2.2 file and prosecute patent applications on patentable inventions and discoveries relating to the same;

     10.2.3  defend all such applications against third party oppositions; and

     10.2.4 maintain in force any issued letters patent that relate to the same.

     Incara shall have the right in its discretion to control such filing, prosecution, defense and maintenance provided that Elan and Newco at their request shall be provided with copies of all documents relating to such filing, prosecution, defense and maintenance in sufficient time to review such documents and comment thereon prior to filing.

10.3 All results of research and development pursuant to the Project shall be promptly disclosed by each Party to the Management Committee.

     The Management Committee shall review on an ongoing basis whether such results constitute Incara Intellectual Property, Elan Intellectual Property or Newco Intellectual Property having regard to the provisions of this Agreement.

     In the event that the disclosing Party informs the other Parties that it does not intend to file patent applications on disclosed patentable inventions and discoveries, or maintain issued patents which are Incara Intellectual Property or Elan Intellectual Property, as the case may be, that relate to the Products or the Field in one or more countries in the Territory or fails to file such an application within a reasonable period of time, Newco may request such disclosing Party to file and prosecute such patent application(s) at Newco's expense.

     The disclosing Party shall comply with such request unless the disclosing party believes such request is without merit.

[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

10.4 Newco at [*] expense, may:

     10.4.1 secure the grant of any patent applications within the Newco Intellectual Property in the Field;

     10.4.2 file and prosecute patent applications on patentable inventions and discoveries relating to the same;

     10.4.3  defend all such applications against third party oppositions; and

     10.4.4 maintain in force any issued letters patent that relate to the same.

     Newco shall have the right in its discretion to control such filing, prosecution, defense and maintenance provided that Elan and Incara at their request shall be provided with copies of all documents relating to such filing, prosecution, defence and maintenance in sufficient time to review such documents and comment thereon prior to filing.

10.5 In the event that Newco informs both Elan and Incara that it does not intend to file an application on disclosed patentable inventions and discoveries or maintain any issued patent within the Newco Intellectual Property, Elan shall have the right to file and prosecute such patent applications on inventions which relate predominantly to the Elan Intellectual Property, and Incara shall have the right to file and prosecute and maintain such patent applications on inventions which relate predominantly to the Incara Intellectual Property, and Elan and Incara agree to negotiate in good faith on the course of action to be taken with respect to Newco Intellectual Property that relates equally to both Elan Intellectual Property and Incara Intellectual Property.

10.6 Each Party shall notify the Management Committee in a timely manner of any decision to abandon a pending or issued patent relating to the Compound, the System, the Products or the Field. The other Party (that is Incara in the case that Elan proposes to abandon; and Elan in the case that Incara proposes to abandon) shall have the option of requesting the owner of the pending or issued patent to continue the prosecution or maintenance of such pending or issued patent at Newco's expense, provided that such decision is commercially reasonable.

10.7 The Parties shall promptly inform each other in writing of any actual or alleged unauthorized use of Elan Intellectual Property, the Incara Intellectual Property or the Newco Intellectual Property by a third party of which it becomes aware and provide the others with any available evidence of such unauthorized use.


[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

10.8 At its option, as the case may be, Elan or Incara shall have the first option to enforce at [*] expense and for [*] benefit any unauthorized use of its respective intellectual property (the Elan Intellectual Property or the Incara Intellectual Property, as the case may be,) in the Field.

      At the enforcing party's request, the other Parties shall cooperate with such action.

      Should Elan or Incara decide not to enforce the Elan Intellectual Property or the Incara Intellectual Property respectively, against such unauthorized use in the Field, within a reasonable period but in any event within 20 days after receiving written notice of such actual or alleged unauthorized use, Newco may in its discretion request the respective intellectual property owner to initiate such proceedings in Newco's name, at Newco's expense and for Newco's benefit. Elan or Incara, as the case may be, shall cooperate in bringing such action on Newco's behalf unless Elan or Incara believe in good faith that such an action is without merit.

      Alternatively, Elan or Incara may agree to enforce either or both such Party's intellectual property in their joint names and shall reach agreement as to the proportion in which they shall share the proceeds of any such action, and the expense of any costs not recovered,

10.9 Newco shall have the first right but not the obligation to bring suit or otherwise take action against any alleged infringement of the Newco Intellectual Property or alleged unauthorized use of the Newco Intellectual Property.

      In the event that Newco takes such action, Newco shall do so at its own cost and expense and all damages and monetary award recovered in or with respect to such action shall be the property of Newco.

      Newco shall keep Elan and Incara informed of any action in a timely manner so as to enable Incara and Elan to provide input in any such action and Newco shall reasonably take into consideration any such input.

      At Newco's request, the Parties shall co-operate with any such action at Newco's cost and expense.

10.10 In the event that Newco does not bring suit or otherwise take action against an infringement of any Newco Intellectual Property or misappropriation of the Newco Intellectual Property:


[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

      10.10.1 if only one Participant determines to pursue such suit or take such action at its own cost and expense, it shall be entitled to all damages and monetary award recovered in or with respect to such action; and

      10.10.2 if the Participants pursue such suit or action jointly outside of Newco, they shall negotiate in good faith an appropriate allocation of costs, expenses and recovery amounts. At the Participants' request, Newco shall co-operate with any such action at the Participants' cost and expense.

10.11 In the event that a claim is or proceedings are brought against Newco by a third party alleging that the sale, distribution or use of a Product in the Territory or use of the Elan Intellectual Property or the Incara Intellectual Property, as the case may be, infringes the intellectual property rights of such third party, Newco shall promptly advise the other Parties of such threat or suit.

      Save in respect of claims by Newco against either Participant or by a third party against Newco where there has been a breach of representation or warranty under the Elan License Agreement or the Incara License Agreement, by Elan or Incara, respectively, Newco shall indemnify, defend and hold harmless Elan or Incara, as the case may be, against all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorneys fees) relating directly or indirectly to all such claims or proceedings, provided that Elan or Incara, as the case may be, shall not acknowledge to the third party or to any other person the validity of any claims of such a third party, and shall not compromise or settle any claim or proceedings relating thereto without the prior written consent to Newco, not to be unreasonably withheld or delayed.

      At its option, Elan or Incara, as the case may be, may elect to take over the conduct of such proceedings from Newco provided that Newco's indemnification obligations shall continue; the costs of defending such claim shall be borne by Elan or Incara, as the case may be and such Party shall not compromise or settle any such claim or proceeding without the prior written consent of Newco, such consent not to be unreasonably withheld or delayed.

                                   CLAUSE 11

          CROSS LICENSING/EXPLOITATION OF PRODUCTS OUTSIDE THE FIELD

11.1 Solely for the purposes of, and only to the extent necessary, to enable Elan to conduct research and development work on behalf of Newco, Newco shall grant to Elan [*] license for the term of the License Agreements:


[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

     11.1.1 to use the Newco Intellectual Property in the Field in the Territory; and

     11.1.2 subject to the terms and conditions of the Incara License Agreement and the Elan License Agreement, a sublicense to use the Incara Intellectual Property and the Elan Intellectual Property in the Field in the Territory.

11.2 Solely for the purposes of, and only to the extent necessary, to enable Incara to conduct research and development work on behalf of Newco, Newco shall grant to Incara [*] license for the term of the License Agreements:

     11.2.1 to use the Newco Intellectual Property in the Field in the Territory; and

     11.2.2 subject to the terms and conditions of the Elan License Agreement and the Incara License Agreement, a sublicense to use the Elan Intellectual Property and the Incara Intellectual Property in the Field in the Territory.

                                   CLAUSE 12

                      REGULATORY MATTERS/CLINICAL TRIALS

12.1 Newco shall keep the other Parties promptly and fully advised of Newco's regulatory activities, progress and procedures. Newco shall inform the other Parties of any dealings it shall have with an RHA, and shall furnish the other Parties with copies of all material correspondence relating to the Products. The Parties shall collaborate to obtain any required Regulatory Approval of the RHA to market the Products.

12.2 Newco shall, at its own cost, file, prosecute and maintain any and all Regulatory Applications for the Products in the Territory in accordance with the Business Plan.

12.3 Subject to Clause 12.5, any and all Regulatory Approvals obtained hereunder for any Product shall remain the property of Newco, provided that Newco shall allow Elan and Incara access thereto to enable Elan and Incara to fulfill their respective obligations and exercise their respective rights under this Agreement. Newco shall maintain such Regulatory Approvals at its own cost.


[*] Confidential Treatment Requested; Certain Information Omitted and Filed
     Separately with the SEC.

12.4 It is hereby acknowledged that there are inherent uncertainties involved in the registration of pharmaceutical products with the RHA's insofar as obtaining approval is concerned and such uncertainties form part of the business risk involved in undertaking the form of commercial collaboration as set forth in this Agreement.

12.5 All Regulatory Approvals and the DMF (Drug Master File) relating to the Compound(s) shall be processed by and be the property of Incara and at all times held in Incara's sole name.

     All regulatory approvals and the MAF (Master File) relating to the System shall be processed by and be the property of Elan and at all times held in Elan's sole name.

     Each of Elan and Incara will authorize Newco to reference such Party's DMF or MAF, as described herein, with any RHA to the extent necessary for Newco's regulatory purposes.

     Newco will authorize Elan and Incara to reference Newco's Regulatory Approvals to the extent necessary for Elan's and Incara's regulatory purposes relating specifically to the Project.

12.6 The Management Committee shall, by unanimous agreement, be responsible for determining Newco's strategy as regards the conduct of any clinical trials with respect to the development of the Products. Any agreement between Newco and Elan or Incara, as the case may be, or between Newco and any independent third party relating to the conduct of any clinical trial with respect to the development of the Products shall require the prior approval in writing of Elan and Incara, which shall not be unreasonably withheld.

     For the avoidance of doubt, where Elan or Incara commences any clinical trial with respect to the development of the Products (the "Clinical Trial Co-ordinator") such Clinical Trial Co-ordinator will indemnify the other Parties hereto (for the avoidance of doubt, including Elan or Incara, as the case may be) against any claims, losses or damages arising against any such other Party hereto in connection with any such clinical trial with respect to the development of the Products.

12.7 The Parties agree that each Party shall effect and maintain comprehensive general liability insurance in respect of all clinical trials and other activities performed by them on behalf of Newco. The Participants and Newco shall ensure that the industry standard insurance policies shall be in place for all activities to be carried out by Newco.

                                   CLAUSE 13

                                 MANUFACTURING

13.1 Subject to the provisions of Clause 13.2, Newco shall be responsible for assembling and manufacturing, or having assembled and manufactured, all quantities of Products required for the development and commercialization of Products for use in the Field in the Territory.

13.2 Elan shall have the first right to manufacture and supply, and/or subcontract the manufacture and supply, of the System with respect to the Product on industry standard, commercially reasonable terms negotiated in good faith on an arms' length basis by Newco and Elan; and Incara shall, subject to the Opocrin Agreement, have the first right to manufacture and supply, and/or subcontract the manufacture and supply, of the Compound with respect to the Product, on industry standard, commercially reasonable terms negotiated in good faith on an arms' length basis by Newco and Incara.

13.3 Any such supply agreements (including quality agreements) shall be negotiated and agreed by the Parties not later than the date of completion of Phase III (as such term is commonly used in connection with FDA applications) of the R&D Plan. The terms of the said supply agreements shall be negotiated in good faith on standard industry and commercial terms.

13.4 The cost charged by Elan and/or Incara to Newco in respect of the provision by Elan and/or Incara to Newco of any clinical trial supplies pursuant to the Project shall be agreed by the Parties as soon as practicable in advance of supply to Newco.

                                   CLAUSE 14

                       TECHNICAL SERVICES AND ASSISTANCE

14.1 Whenever commercially and technically feasible, Newco shall contract with Incara or Elan, as the case may be, to perform such other services as Newco may require, other than those specifically dealt with hereunder or in the License Agreements. In determining which Party should provide such services, the Management Committee shall take into account the respective infrastructure, capabilities and experience of Elan and Incara. There shall be no obligation upon either of Incara or Elan to perform such services.

14.2 Newco shall, if the Participants so agree, conclude an administrative support agreement with Elan and/or Incara on such terms as the Parties thereto shall in good faith negotiate. The administrative services shall include one or more of the following administrative services as requested by Newco:

     14.2.1  accounting, financial and other services;

     14.2.2  tax services;

     14.2.3  insurance services;

     14.2.4  human resources services;

     14.2.5  legal and company secretarial services;

     14.2.6  patent and related intellectual property services; and

     14.2.7 all such other services consistent with and of the same type as those services to be provided pursuant to this Agreement, as may be required.

     The foregoing list of services shall not be deemed exhaustive and may be changed from time to time upon written request by Newco.

14.3 If Elan or Incara so requires, Incara or Elan, as the case may be, shall receive, at times and for periods mutually acceptable to the Parties, employees of the other Party (such employees to be acceptable to the receiving Party in the matter of qualification and competence) for instruction in respect of the Elan Intellectual Property or the Incara Intellectual Property, as the case may be, as necessary to further the Project.

14.4 The employees received by Elan or Incara, as the case may be, shall be subject to obligations of confidentiality no less stringent than those set out in Clause 21 and such employees shall observe the rules, regulations and systems adopted by the Party receiving the said employees for its own employees or visitors.

                                   CLAUSE 15

            AUDITORS, BANKERS, ACCOUNTING REFERENCE DATE; SECRETARY

Unless otherwise agreed by the Participants and save as may be provided to the contrary herein:

15.1 the bankers of Newco shall be [*] or such other bank as may be mutually agreed from time to time;

15.2 the accounting reference date of Newco shall be September 30 in each Financial Year; and

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
     Separately with the SEC.

15.3 the secretary of Newco shall be [*] or such other Person as may be appointed by the Directors from time to time.

                                   CLAUSE 16

                             TRANSFERS OF SHARES;
                    RIGHT OF FIRST OFFER; TAG ALONG RIGHTS

General:
--------

16.1. Until such time as the Common Shares shall be registered pursuant to the Exchange Act and be publicly traded in an established securities market, no Shareholder shall, directly or indirectly, sell or otherwise transfer (each, a "Transfer") any Shares held by it except in as expressly permitted by and accordance with the terms of this Agreement. Newco shall not, and shall not permit any transfer agent or registrar for any Shares to, transfer upon the books of Newco any Shares from any Shareholder to any transferee, in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

      During the R&D Term, no Shareholder shall, directly or indirectly, sell or otherwise Transfer any of its legal and/or beneficial interest in the Shares held by it to any other Person. After completion of the R&D Term, a Shareholder may Transfer Shares provided such Shareholder complies with the provisions of Clauses 16.2 and 16.3.

      Notwithstanding anything contained herein to the contrary, at all times, EIS and/or Incara shall have the right to Transfer any Shares to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties. EIS shall have the right to Transfer any Shares to a special purpose financing or similar entity established by Elan or EIS; provided, that such Affiliates or other Permitted Transferee to which such legal and/or beneficial interest in the Shares have been transferred shall agree to be expressly subject to and bound by all the limitations and provisions which are embodied in this Agreement.

16.2 No Shareholder shall, except with the prior written consent of the other Shareholder, create or permit to subsist any Encumbrance over, or grant any option or other rights in all or any of the Shares held by it (other than by a Transfer of such Shares in accordance with the provisions of this Agreement).


[*] Confidential Treatment Requested; Certain Information Omitted and Filed Separately with the SEC.

16.3  Rights of First Offer:
      ----------------------

      If at any time after the end of the R&D Term a Shareholder shall desire to Transfer any Shares owned by it (a "Selling Shareholder"), in any transaction or series of related transactions other than a Transfer to an Affiliate or subsidiary or in the case of EIS to a special purpose financing or similar entity established by EIS, then such Selling Shareholder shall deliver prior written notice of its desire to Transfer (a "Notice of Intention") (i) to Newco and (ii) to the Shareholders who are not the Selling Shareholder (and any transferee thereof permitted hereunder, if any), as applicable, setting forth such Selling Shareholder's desire to make such Transfer, the number of Shares proposed to be transferred (the "Offered Shares") and the proposed form of transaction (the "Transaction Proposal"), together with any available documentation relating thereto, if any, and the price at which such Selling Shareholder proposes to Transfer the Offered Shares (the "Offer Price"). The "Right of First Offer" provided for in this Clause 16 shall be subject to any "Tag Along Right" benefiting a Shareholder which may be provided for by Clause 16, subject to the exceptions set forth therein.

      Upon receipt of the Notice of Intention, the Shareholders who are not the Selling Shareholder shall have the right to purchase at the Offer Price the Offered Shares, exercisable by the delivery of notice to the Selling Shareholder (the "Notice of Exercise"), with a copy to Newco, within 10 business days from the date of receipt of the Notice of Intention. If no such Notice of Exercise has been delivered by the Shareholders who are not the Selling Shareholder within such 10-business day period, or such Notice of Exercise does not relate to all of the Offered Shares covered by the Notice of Intention, then the Selling Shareholder shall be entitled to Transfer all of the Offered Shares to the intended transferee. In the event that all of the Offered Shares are not purchased by the non-selling Shareholders, the Selling Shareholder shall sell the available Offered Shares within 30 days after the delivery of such Notice of Intention on terms no more favourable to a third party than those presented to the non-selling Shareholders. If such sale does not occur, the Offered Shares shall again be subject to the Right of First Offer set forth in Clause 16.3.

      In the event that any of the Shareholders who are not the Selling Shareholder exercises their right to purchase all of the Offered Shares (in accordance with this Clause 16), then the Selling Shareholder shall sell all of the Offered Shares to such Shareholder(s), in the amounts set forth in the Notice of Intention, after not less than 10 business days and not more than 25 business days from the date of the delivery of the Notice of Exercise. In the event that more than one of the Shareholders who are not the Selling Shareholders wish to purchase the Offered Shares, the Offered Shares shall be allocated to such Shareholders on the basis of their pro rata equity interests in Newco.

      The rights and obligations of each of the Shareholders pursuant to the Right of First Offer provided herein shall terminate upon the date that the Common Shares is registered under Section 12(b) or 12(g) of the Exchange Act.

      At the closing of the purchase of all of the Offered Shares by the Shareholders who are not the Selling Shareholder (scheduled in accordance with Clause 16), the Selling Shareholder shall deliver certificates evidencing the Offered Shares being sold, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the Shareholders who are not the Selling Shareholder, duly executed by the Selling Shareholder, free and clear of any adverse claims, against payment of the purchase price therefor in cash, and such other customary documents as shall be necessary in connection therewith.

16.4  Tag Along Rights:
      -----------------

      Subject to Clause 16.3, a Shareholder (the "Transferring Shareholder") shall not Transfer (either directly or indirectly), in any one transaction or series of related transactions, to any Person or group of Persons, any Shares, unless the terms and conditions of such Transfer shall include an offer to the other Shareholders (the "Remaining Shareholders"), to sell Shares at the same price and on the same terms and conditions as the Transferring Shareholder has agreed to sell its Shares (the "Tag Along Right").

      In the event a Transferring Shareholder proposes to Transfer any Shares in a transaction subject to this Clause 16.4, it shall notify, or cause to be notified, the Remaining Shareholders in writing of each such proposed Transfer. Such notice shall set forth: (i) the name of the transferee and the amount of Shares proposed to be transferred, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the transferee (the "Transferee Terms") and (iii) that the transferee has been informed of the Tag Along Right provided for in this Clause 16.4, if such right is applicable, and the total number of Shares the transferee has agreed to purchase from the Shareholders in accordance with the terms hereof.

      The Tag Along Right may be exercised by each of the Remaining Shareholders by delivery of a written notice to the Transferring Shareholder (the "Co-sale Notice") within 10 business days following receipt of the notice specified in the preceding subsection. The Co-sale Notice shall state the number of Shares owned by such Remaining Shareholder which the Remaining Shareholder wishes to include in such Transfer; provided, however, that without the written consent of the Transferring Shareholder, the amount of such securities belonging to the Remaining Shareholder included in such Transfer may not be greater than such Remaining Shareholder's percentage beneficial ownership of Fully Diluted Common Shares multiplied by the total number of Fully Diluted Common Shares to be sold by both the Transferring Shareholder and all Remaining Shareholders. Upon receipt of a Co-sale Notice, the Transferring Shareholder shall be obligated to transfer at least the entire number of Shares set forth in the Co-sale Notice to the transferee on the Transferee Terms; provided, however, that the Transferring Shareholder shall not consummate the purchase and sale of any Shares hereunder if the transferee does not purchase all such Shares specified in all Co-sale Notices. If no Co-sale Notice has been delivered to the Transferring Shareholder prior to the expiration of the 10 business day period referred to above and if the provisions of this Section have been complied with in all respects, the Transferring Shareholder shall have the right for a 45 day calendar day period to Transfer Shares to the transferee on the Transferee Terms without further notice to any other party, but after such 45-day period, no such Transfer may be made without again giving notice to the Remaining Shareholders of the proposed Transfer and complying with the requirements of this Clause 16.

      At the closing of any Transfer of Shares subject to this Clause 16.4, the Transferring Shareholder, and the Remaining Shareholder, in the event such Tag Along Right is exercised, shall deliver certificates evidencing such securities as have been Transferred by each, duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the transferee, free and clear of any adverse claim, against payment of the purchase price therefor.

      Notwithstanding the foregoing, this Clause 16.4 shall not apply to any sale of Common Shares pursuant to an effective registration statement under the Securities Act in a bona fide public offering.

                                   CLAUSE 17

                   MATTERS REQUIRING SHAREHOLDERS' APPROVAL

17.1 In consideration of Incara and Elan agreeing to enter into the License Agreements, the Parties hereby agree that Newco shall not without the prior approval in writing of EIS and Incara:

      17.1.1. make a material Newco determination outside the ordinary course of business, including, among other things, acquisitions or dispositions of intellectual property and licenses or sublicenses, changes in the Business or the Newco budget, in each case, as they relate to the Licensed Technologies; enter into joint ventures and similar arrangements as they relate to the Licensed Technologies and changes to the Business Plan as they relate to the Licensed Technologies;

      17.1.2. issue any unissued Shares or unissued Common Shares Equivalents, or create or issue any new shares (including a split of the Shares) or Common Shares Equivalents, except as expressly permitted by the Newco Bye-Laws;

     17.1.3. alter any rights attaching to any class of share in the capital of Newco or alter the Newco Bye-Laws;

     17.1.4. consolidate, sub-divide or convert any of Newco's share capital or in any way alter the rights attaching thereto;

     17.1.5.  dispose of all or substantially all of the assets of Newco;

     17.1.6. do or permit to be done any act or thing whereby Newco may be dissolved (whether voluntarily or compulsorily), save as otherwise expressly provided for in this Agreement;

     17.1.7. enter into any contract or transaction except in the ordinary and proper course of the Business on arm's length terms;

     17.1.8. subject to Clause 23.13, assign, license or sub-license any of the Elan Intellectual Property, Incara Intellectual Property, Newco Intellectual Property;

     17.1.9. amend or vary the terms of the Incara License Agreement or the Elan License Agreement;

     17.1.10 permit a person other than Newco to own a Regulatory Approval relating to the Product(s) ) (save as otherwise provided in Clause
              12);

     17.1.11 approve, or amend or vary, the Business Plan or the Newco budget as they relate to the Licensed Technologies;

     17.1.12  alter the number of Directors

     17.1.13 change the domicile of Newco from, or discontinue Newco out of, Bermuda;

     17.1.14 register any Shares of Newco for public trading with any governmental authority for public trading in any securities market;

     17.1.15 declare or pay any dividend or make any distribution, directly or indirectly, with respect to its capital Shares; or issue, sell, exchange, deliver, redeem, purchase or otherwise acquire or dispose of any shares of its capital stock or other securities; and

     17.1.16 adopt or register or use any trade name, trademark or service mark on behalf of Newco.

                                   CLAUSE 18

                                   DISPUTES

18.1 Subject to the provisions of Clause 5.3, should any dispute or difference arise between Elan and Incara, or between Elan or Incara and Newco, during the period that this Agreement is in force, then any Party may forthwith give notice to the other Parties that it wishes such dispute or difference to be referred to a designated senior officer of each of Elan and Incara.

18.2 In any event of a notice being served in accordance with Clause 18.1, each of the Participants shall within 14 days of the service of such notice prepare and circulate to the designated senior officer of each of Elan and Incara a memorandum or other form of statement setting out its position on the matter in dispute and its reasons for adopting that position. Each memorandum or statement shall be considered by the designated senior officers of each of Elan and Incara who shall endeavor to resolve the dispute. If designated senior officers of each of Elan and Incara agree upon a resolution or disposition of the matter, they shall each sign a statement which sets out the terms of their agreement. The Participants agree that they shall exercise the voting rights and other powers available to them in relation to Newco to procure that the agreed terms are fully and promptly carried into effect.

18.3 In the event the designated senior officers of each of Elan and Incara are unable to resolve a dispute or difference within 60 days of its being referred to them under Clause 18.1, the following procedures shall apply:

     18.3.1 If the dispute relates to the interpretation of this Agreement or any other Definitive Document or the compliance of the Parties with their legal obligations thereunder, or the ownership of any intellectual property, the provisions of Clause 23.9.2 shall govern.

     18.3.2 If the dispute does not relate to the interpretation of this Agreement or any other Definitive Document or the compliance of the Parties with their legal obligations thereunder, or the ownership of any intellectual property, the provisions of Clause 18.4 shall govern.

18.4 The designated senior officers of each of Elan and Incara shall, if they are unable to resolve a dispute or difference described in Clause 18.3.2 within sixty (60) days of such referral, and if so agreed to by Elan and Incara, refer the matter to an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs) jointly selected by the designated senior officers of each of Elan and Incara (the "Expert").

     In the event the designated senior officers of each of Elan and Incara cannot agree upon the designation of the Expert, the Participants shall request the American

     Arbitration Association ("AAA"), sitting in the City of New York to select the Expert. In each case, the Expert shall be selected having regard to his suitability to determine the particular dispute or difference on which the Expert is being requested to determine. Unless otherwise agreed between the designated senior officers of each of Elan and Incara, the following rules shall apply to the appointment of the Expert. The fees of the AAA and the Expert shall be shared equally by the Participants. The Expert shall be entitled to inspect and examine all documentation and any other material which the Expert may consider to be relevant to the dispute. The Expert shall afford each Party a reasonable opportunity (in writing or orally) of stating reasons in support of such contentions as each Party may wish to make relative to the matters under consideration. The Expert shall give notice in writing of his determination to the Parties within such time as may be stipulated in his terms of appointment or in the absence of such stipulation as soon as practicable but in any event within four weeks from the reference of the dispute or difference to him.

18.5 Any determination by the Expert of a dispute or difference shall not be binding on the Parties, and neither Participant may introduce any such determination into evidence, or otherwise provide such determination as evidence in any manner, in any legal, administrative or arbitration proceeding.

                                   CLAUSE 19

                                  TERMINATION

19.1 This Agreement shall govern the operation and existence of Newco until

     19.1.1  terminated by written agreement of all Parties hereto; or

     19.1.2  otherwise terminated in accordance with this Clause 19.

19.2 For the purpose of this Clause 19, a "Relevant Event" is committed by a Participant if:

     19.2.1 it commits a material breach of its representations, warranties or obligations under this Agreement and fails to cure it within [*] days of being specifically required in writing to do so by the other Participant; provided, however, that if the breaching Participant has proposed a course of action to cure the breach and is acting in good faith to cure same but has not cured the breach by the [*] day, such period shall be extended by such period as is reasonably necessary to permit the breach to be cured, provided that such period shall not be extended by more than [*] days, unless otherwise agreed in writing by the Parties; or

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
     Separately with the SEC.

     19.2.2 a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material part of its property which is not discharged or challenged within [*] days; or

     19.2.3  it is unable to pay its debts in the normal course of business; or

     19.2.4 it ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the other Participant (such consent not to be unreasonably withheld); or

     19.2.5 the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of such Participant or over all or substantially all of its assets under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland; or

     19.2.6 an application or petition for bankruptcy, corporate re-organization, composition, administration, examination, arrangement or any other procedure similar to any of the foregoing under the law of any applicable jurisdiction, including without limitation, the United States of America, Bermuda or Ireland, is filed, and is not discharged within 60 days, or a Participant applies for or consents to the appointment of a receiver, administrator, examiner or similar officer of it or of all or a material part of its assets, rights or revenues or the assets and/or the business of a Participant are for any reason seized, confiscated or condemned.

19.3 If either Participant commits a Relevant Event, the other Participant shall be entitled, within three months of the occurrence of the Relevant Event, to require the defaulting Participant (the "Recipient Participant") to sell on reasonable terms of payment to the non-defaulting Participant (the "Proposing Participant") all (but not less than all) of the Shares, held or beneficially owned by the Recipient Participant for an amount equal to [*]% of the fair market value of the Shares of the Recipient Participant (the "Buyout Option").

19.4 The Proposing Participant shall notify the Recipient Participant of the exercise of the Buyout Option, no later than 30 business days prior to the proposed exercise thereof, by delivering written notice to the Recipient Participant stating that the Buyout Option is exercised and the price at which the Proposing Participant is willing to purchase the Shares of the Recipient Participant.


[*] Confidential Treatment Requested; Certain Information Omitted and Filed
     Separately with the SEC.

19.5 In the event that the Participants do not agree upon a purchase price for the Shares within five business days following the receipt by the Recipient Participant of written notice from the Proposing Participant pursuant to Clause 19.4 above, the Proposing Participant may contact the American Arbitration Association ("AAA"), sitting in New York City and request that an independent US-based arbitrator who is knowledgeable of the pharmaceutical/biotechnology industry be appointed within 10 business days. The AAA shall endeavor to select an arbitrator who is technically knowledgeable in the pharmaceutical/biotechnology industry (and who directly and through his affiliates, has no business relationship with, or shareholding in, either the Proposing Participant or the Recipient Participant). Promptly upon being notified of the arbitrator's appointment, the Proposing Participant and the Recipient Participant shall submit to the arbitrator details of their assessment of the fair market value for the Shares of the Recipient Participant together with such information as they think necessary to validate their assessment. The arbitrator shall notify the Recipient Participant of [*]% of the fair market value assessed by the Proposing Participant (the "Proposing Participant Price") and shall notify the Proposing Participant of [*]% of the fair market value assessed by the Recipient Participant (the "Recipient Participant Price"). The Proposing Participant and the Recipient Participant shall then be entitled to make further submissions to the arbitrator within five business days explaining why the Recipient Participant Price or the Proposing Participant Price, as the case may be, is unjustified. The arbitrator shall thereafter meet with the Proposing Participant and the Recipient Participant and shall thereafter choose either the Recipient Participant Price or the Proposing Participant Price (but not any other price) as the purchase price for the Shares (the "Purchase Price") on the basis of which price the arbitrator determines to be closer to [*]% of the fair market value for the Shares of the Recipient Participant. The arbitrator shall use his best efforts to determine the Purchase Price within 30 business days of his appointment. The Proposing Participant and the Recipient Participant shall bear the costs of the arbitrator equally provided that the arbitrator may, in his discretion, allocate all or a portion of such costs to one Party. Any decision of the arbitrator shall be final and binding.

19.6 The Proposing Participant shall purchase the Shares of the Recipient Participant by delivery of the Purchase Price in cash no later than the 90th business day following determination of the Purchase Price by the Expert.

19.7 The Shares of the Recipient Participant so transferred shall be sold by the transferor as beneficial owner with effect from the date of such transfer free from any lien, charge or encumbrance with all rights and restrictions attaching thereto.


[*] Confidential Treatment Requested; Certain Information Omitted and Filed
      Separately with the SEC.

19.8 If the Proposing Participant exercises the Buyout Option, both parties will negotiate in good faith to agree to additional reasonable provisions and/or amendments to the License Agreements to protect the intellectual property rights of the Recipient Party.

19.9 If either Participant commits a Relevant Event, the other Shareholder shall have in addition to all other legal and equitable rights and remedies hereunder, the right to terminate this Agreement upon 30 days' written notice.

19.10 In the event of a termination of the Elan License Agreement and/or the Incara License Agreement, both parties will negotiate in good faith to determine whether this Agreement should be terminated.

19.11     The provisions of Clauses 1.1, 3, 9, 10, 12.5, 12.6, 16, 17, 18, 19,
          20, 21, and 23 shall survive the termination of this Agreement under this Clause 19; all other terms and provisions of this Agreement shall cease to have effect and be null and void upon the termination of this Agreement.


                                   CLAUSE 20

                                 SHARE RIGHTS

The provisions regulating the rights and obligations attaching to the Common Shares and the Preference Shares are set out in the Newco Bye-laws.


                                   CLAUSE 21

                                CONFIDENTIALITY

21.1 The Parties and/or Newco acknowledge and agree that it may be necessary, from time to time, to disclose to each other confidential and/or proprietary information, including without limitation, inventions, works of authorship, trade secrets, specifications, designs, data, know-how and other information, relating to the Field, the Products, present or future products, the Newco Intellectual Property, the Elan Intellectual Property or the Incara Intellectual Property, as the case may be, methods, compounds, research projects, work in process, services, sales suppliers, customers, employees and/or business of the disclosing Party, whether in oral, written, graphic or electronic form (collectively "Confidential Information").

21.2 Save as otherwise specifically provided herein, any Confidential Information revealed by a Party to another Party shall be maintained as confidential and shall be used by the receiving Party exclusively for the purposes of fulfilling the receiving Party's rights and obligations under this Agreement, and for no other purpose. Confidential Information shall not include:

          21.2.1    information that is generally available to the public;

          21.2.2    information that is made public by the disclosing Party;

          21.2.3 information that is independently developed by the receiving Party, as evidenced by such Party's records, without the aid, application or use of the disclosing Party's Confidential Information;

          21.2.4 information that is published or otherwise becomes part of the public domain without any disclosure by the receiving Party, or on the part of the receiving Party's directors, officers, agents, representatives or employees;

          21.2.5 information that becomes available to the receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the disclosing Party, which source did not acquire this information on a confidential basis; or

          21.2.6 information which was already in the possession of the receiving Party at the time of receiving such information, as evidenced by its records, provided such information was not previously provided to the receiving party from a source which was under an obligation to keep such information confidential; or

          21.2.7 information that is the subject of a written permission to disclose, without restriction or limitation, by the disclosing Party.

21.3 The receiving Party will be entitled to disclose Confidential Information which the receiving Party is required to disclose pursuant to:

          21.3.1 a valid order of a court or other governmental body or any political subdivision thereof or as otherwise required by law, rule or regulation; or

          21.3.2    any other requirement of law;

          provided that if the receiving Party becomes legally required to disclose any Confidential Information, the receiving Party shall give the disclosing Party prompt notice of such fact so that the disclosing Party may obtain a protective order or confidential treatment or other appropriate remedy concerning any such disclosure. The receiving Party shall fully co-operate with the disclosing Party in connection with the disclosing Party's efforts to obtain any such order or other remedy. If any such order or other remedy does not fully preclude disclosure, the receiving Party shall make such disclosure only to the extent that such disclosure is legally required.

21.4 Save as otherwise specifically provided herein, each Party agrees to disclose Confidential Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with their duties directly related to the fulfilling of the Party's obligations under this Agreement, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement and their duties hereunder and to obtain their consent hereto as a condition of receiving Confidential Information. Each Party agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by a Party, as the receiving Party would exercise to preserve its own Confidential Information. Each Party agrees that it will, upon request of another Party, return all documents and any copies thereof containing Confidential Information belonging to or disclosed by such other Party. Each Party shall promptly notify the other Parties upon discovery of any unauthorized use or disclosure of the other Parties' Confidential Information.

21.5 Any breach of this Clause 21 by any employee, representative or agent of a Party is considered a breach by the Party itself.

21.6 The provisions relating to confidentiality in this Clause 21 shall remain in effect during the Term and for a period of [*] years following the termination of this Agreement.

21.7 The Parties agree that the obligations of this Clause 21 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party expressly agrees that monetary damages would be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law or in equity or otherwise, any Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Clause 21, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with its damages and reasonable counsel fees and expenses to enforce its rights hereunder, without the necessity of proving actual or express damages.

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

                                   CLAUSE 22

                                     COSTS

22.1 Each Shareholder shall bear its own legal and other costs incurred in relation to preparing and concluding this Agreement and the Definitive Documents.

22.2 All other costs, legal fees, registration fees and other expenses relating to the transactions contemplated hereby, including the costs and expenses incurred in relation to the incorporation of Newco, shall be borne by Newco.


                                   CLAUSE 23

                                    GENERAL

23.1      Exclusion of liability:
          ----------------------

          Notwithstanding anything to the contrary in this Agreement, no Party shall be liable to any other Party by reason of any representation or warranty, condition or other term or any duty of common law, or under the express terms of this Agreement, for any consequential, special or incidental or punitive loss or damage (whether for loss of current or future profits, loss of enterprise value or otherwise) and whether occasioned by the negligence of the respective Parties, their employees or agents or otherwise.

23.2      Good Faith:
          ----------

          Each of the Parties agrees to act reasonably in giving effect to the provisions of this Agreement.

23.3      Further Assurance:
          -----------------

          At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

23.4      No Representation:
          -----------------

          Each of the Parties hereto hereby acknowledges that in entering into this Agreement it has not relied on any representation or warranty except as expressly set forth herein or in any document referred to herein.

23.5      Force Majeure:
          -------------

          Neither Party to this Agreement shall be liable for delay in the performance of any of its obligations hereunder if such delay is caused by or results from causes beyond its reasonable control, including without limitation, acts of God, fires, strikes, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances or intervention of any relevant government authority, but any such delay or failure shall be remedied by such Party as soon as practicable.

23.6      Relationship of the Parties:
          ---------------------------

          Nothing contained in this Agreement is intended or is to be construed to constitute Elan/EIS/EPIL and Incara as partners, or Elan/EIS/EPIL as an employee or agent of Incara, or Incara as an employee or agent of Elan/EIS/EPIL.

          No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of another Party or to bind another Party to any contract, agreement or undertaking with any third party.

23.7      Counterparts:
          ------------

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

23.8      Notices:
          -------

          Any notice to be given under this Agreement shall be sent in writing in English by registered or recorded delivery post or reputable overnight courier or telefaxed to:

          Elan at:

          Lincoln House,
          Lincoln Place,
          Dublin 2,
          Ireland
          Attention: Vice President & General Counsel
                     Elan Pharmaceutical Technologies,
                     a division of Elan Corporation, plc
          Telephone: 353-1-709-4000
          Fax:       353-1-709-4124

          and

          Elan International Services, Ltd.
          102 St. James Court

          Flatts, Smiths FL04
          Bermuda
          Attention: President
          Telephone: 441-292-9169
          Fax:       441-292-2224

          Incara at:

          3200 East Highway 54,
          Cape Fear Building,
          Suite 300,
          Post Office Box 14287,
          Research Triangle Park,
          North Carolina 27709
          USA.
          Attn:      Chief Executive Officer
          Telephone  001 919 558 8688
          Fax:       001 919 544 1245

          with a copy to:

          Wyrick Robbins Yates Ponton LLP,
          4101 Lake Boone Trail,
          Suite 300,
          Raleigh,
          NC 27607.7506,
          USA

          Attention: Larry E. Robbins
          Telephone  001 919 781 4000
          Fax:       001 919 781 4865


          Newco at:

          Clarendon House,
          2 Church St.,
          Hamilton,
          Bermuda
          Attention: Secretary
          Telephone: 441 292 9169
          Fax:       441 292 2224

          or to such other address(es) as may from time to time be notified by any Party to the others hereunder.

          Any notice sent by mail shall be deemed to have been delivered within 7 business days after dispatch or delivery to the relevant courier and any notice sent by telefax shall be deemed to have been delivered upon confirmation of receipt. Notices of change of address shall be effective upon receipt. Notices by telefax shall also be sent by another method permitted hereunder.

23.9      Governing Law and Jurisdiction
          ------------------------------

23.9.1. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.9.2    In the event that a dispute regarding the matters described in Clause
          18.3.1 is not resolved pursuant to the provisions of Clause 18.1, the Parties agree to consider other dispute resolution mechanisms including mediation.

23.9.3 In the event that the Parties fail to agree on a mutually acceptable dispute resolution mechanism within 10 days of either Party's demand for such alternative dispute resolution under Clause 23.9.2 or in the event that the dispute is not resolved pursuant to any dispute resolution mechanism agreed by the Parties under Clause 23.9.2 within 6 months, save as otherwise agreed by the Parties, the dispute shall be finally settled by the courts of competent jurisdiction. For the purposes of this Agreement the parties submit to the non-exclusive jurisdiction of the courts of the State and Federal Courts located in the State, City and County of New York.

23.10     Severability:
          ------------

          If any provision in this Agreement is agreed by the Parties to be, deemed to be or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of such agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

23.11     Amendments:
          ----------

          No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of all Parties.

23.12     Waiver:
          ------

          No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

23.13     Assignment:
          -----------

          None of the Parties shall be permitted to assign its rights or obligations hereunder without the prior written consent of the other Parties except as follows:

          23.13.1 Elan, EIS and/or Incara shall have the right to assign their rights and obligations hereunder to their Affiliates provided, however, that such assignment does not result in adverse tax consequences for any other Parties.

          23.13.2 Elan and EIS shall have the right to assign their rights and obligations hereunder to a special purpose financing or similar entity established by Elan or EIS.

          23.13.3 Any permitted assignee under this Clause 23.13 shall assume all obligations of the assignor under this Agreement.

23.14     Assignment of Newco Intellectual Property:
          -----------------------------------------

          Upon unanimous agreement of the Parties, and upon one month's prior notice in writing from Elan and Incara to Newco, Newco shall assign the Newco Intellectual Property from Newco to a wholly-owned subsidiary of Newco to be incorporated in Ireland, which company shall be newly incorporated to facilitate such assignment.

23.15     Whole Agreement:
          ---------------

          This Agreement (including the Schedules attached hereto) and the Definitive Documents set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof, and supersede and terminate all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement and the Definitive Documents.

          In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Newco Bye-Laws, the terms of this Agreement shall prevail except with respect to the rights and obligations attaching to the Common Shares and the Preference Shares, where the Newco Bye-Laws shall prevail.

          No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between any of the

          Parties unless specifically referred to, and solely to the extent provided herein. In the event of a conflict between the provisions of this Agreement and the provisions of the License Agreements, the terms of this Agreement shall prevail unless this Agreement specifically provide otherwise.

23.16     Successors:
          ----------

          This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

                                  Schedule 1
                                  ----------

                                 The Compound
                                 ------------



                               OP2000 STRUCTURE

                                      [*]


[*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

                                  Schedule 2
                                  ----------

                            Elan License Agreement
                            ----------------------

                                  Schedule 3
                                  ----------

                           Incara License Agreement
                           ------------------------

                                  Schedule 4
                                  ----------

                       Technological Competitors of Elan
                       ---------------------------------

[*]

Including any and all divisions or subsidiaries of such entities and successor entities.

[*] Confidential Treatment Requested; Certain Information Omitted and Filed
          Separately with the SEC.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day first set forth above.

                                 SIGNED

                                 BY: /s/ Kevin Insley
                                    ------------------------------

                                 for and on behalf of
                                 ELAN CORPORATION, PLC


                                 SIGNED

                                 BY: /s/ Kevin Insley
                                    ------------------------------

                                 for and on behalf of
                                 ELAN PHARMA INTERNATIONAL LTD.


                                 SIGNED

                                 BY: /s/ Kevin Insley
                                    ------------------------------

                                 for and on behalf of
                                 ELAN INTERNATIONAL SERVICES, LTD.


                                 SIGNED

                                 BY: /s/ Clayton I. Duncan
                                    ------------------------------

                                 for and on behalf of
                                 INCARA PHARMACEUTICALS CORPORATION


                                 SIGNED

                                 BY: /s/ Stephen J. Rossiter
                                    ------------------------------

                                 for and on behalf of
                                 INCARA DEVELOPMENT, LTD.